NEWS

FOR IMMEDIATE RELEASE	CONTACT

February 7, 2013	Richard Eisenberg
(Investor Inquiries)

Christopher Bohanon
(Media Inquiries)

(202) 872-7700

Farmer Mac Increases Quarterly Dividend Rate
on Common Stock
Also Declares Quarterly Dividends on New Series A Preferred Stock

Washington, D.C. — The Federal Agricultural Mortgage Corporation (Farmer Mac) today announced that it has increased the quarterly dividend paid on the Corporation’s common stock by 20 percent from the previous quarter. Farmer Mac’s board of directors has declared a first quarter dividend of $0.12 per share on each of the Corporation’s three classes of common stock – Class A Voting Common Stock (NYSE: AGM.A), Class B Voting Common Stock (not listed on any exchange), and Class C Non-Voting Common Stock (NYSE: AGM). The quarterly dividend for first quarter 2013 will be payable on March 29, 2013 to holders of record of common stock as of March 15, 2013.
Farmer Mac’s board of directors has also declared a quarterly dividend on the Corporation’s Series A Non-Cumulative Preferred Stock (NYSE: AGM.PR.A). The quarterly dividend of $0.3672 per share of Series A Non-Cumulative Preferred Stock is for the period from but not including January 17, 2013 to and including April 17, 2013, and shall be payable on April 17, 2013 to holders of record of preferred stock as of April 2, 2013. Each share of Series A Non-Cumulative Preferred Stock has a par value and liquidation preference of $25.00 per share.
Farmer Mac’s President and CEO Tim Buzby stated, “Farmer Mac’s decision to increase the quarterly dividend across all classes of common stock reflects our continuing commitment to shareholder value while fulfilling our mission of delivering capital and liquidity to rural America. Farmer Mac’s financial condition and earnings outlook remain strong, and the dividend increase underscores our confidence in Farmer Mac’s future financial performance and capital position, which was enhanced as a result of the new Series A Non-Cumulative Preferred Stock offering completed earlier this year.”

Forward-Looking Statements
In addition to historical information, this release includes forward-looking statements that reflect management’s current expectations for Farmer Mac’s future financial results, business prospects and/or business developments. Management’s expectations for Farmer Mac’s future necessarily involve a number of assumptions and estimates and the evaluation of risks and uncertainties. Various factors or events could cause Farmer Mac’s actual results to differ materially from the expectations as expressed or implied by the forward-looking statements, including uncertainties regarding: (1) the availability to Farmer Mac and Farmer Mac II LLC of debt financing and, if available, the reasonableness of rates and terms; (2) legislative or regulatory developments that could affect Farmer Mac, including but not limited to developments in relation to agricultural policies and programs contained in the 2008 Farm Bill; (3) fluctuations in the fair value of assets held by Farmer Mac and Farmer Mac II LLC; (4) the rate and direction of development of the secondary market for agricultural mortgage and rural utilities loans, including lender interest in Farmer Mac credit products and the Farmer Mac secondary market; (5) the general rate of growth in agricultural mortgage and rural utilities indebtedness; (6) the impact of economic conditions, including the effects of drought and other weather-related conditions and fluctuations in agricultural real estate values, on agricultural mortgage lending and borrower repayment capacity; (7) developments in the financial markets, including possible investor, analyst and rating agency reactions to events involving GSEs, including Farmer Mac; (8) financial market volatility, including the future level and direction of interest rates; and (9) volatility in commodity prices and/or export demand for U.S. agricultural products. Other risk factors are discussed in Farmer Mac’s Annual Report on Form 10‑K for the year ended December 31, 2011, as filed with the SEC on March 15, 2012, and in Farmer Mac’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2012, as filed with the SEC on November 8, 2012. In light of these potential risks and uncertainties, no undue reliance should be placed on any forward-looking statements expressed in this release. The forward-looking statements contained in this release represent management’s expectations as of the date of this release. Farmer Mac undertakes no obligation to release publicly the results of revisions to any forward-looking statements included in this release to reflect new information or any future events or circumstances, except as otherwise mandated by the SEC.

Farmer Mac is a stockholder-owned instrumentality of the United States chartered by Congress to help increase the availability of credit in rural America through the operation of a secondary market for eligible loans to agricultural and rural borrowers. Additional information about Farmer Mac is available on Farmer Mac’s website at www.farmermac.com.

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